UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                     April 27, 2011

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code:                (508) 244-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2011, SeraCare Life Sciences, Inc. entered into a five-year contract valued at $17.6 million to provide maintenance of the National Heart, Lung, and Blood Institute (NHLBI) Biologic Specimen Repository. NHLBI is a component of the National Institutes of Health (NIH), an agency of the U.S. Department of Health and Human Services. This contract replaces an existing contract for maintenance of the repository that expires on April 30, 2011.

Under the terms of the contract, SeraCare will provide accurate and safe cataloging, processing, labeling, storage and dispersal of specimens, including conversion support for importing existing data for NHLBI as we had in the previous contract. In addition, SeraCare will now also provide technical support and training to NIH collaborators and investigators on issues related to specimen processing and handling and perform specimen integrity studies to determine the affect of various processing and cryopreservation methods.

Item 8.01	Other Events.

The information set forth in the press release issued by the Company, dated May 2, 2011, and attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Award/Contract No. HHSN2682011000031C, dated April 27, 2011, by and among SeraCare Life Sciences, Inc., and National Institutes of Health – National Heart, Lung and Blood Institute.

99.1	Press release, dated May 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Dated: May 2, 2011	By:	/s/ Gregory A. Gould
Gregory A. Gould, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Award/Contract No. HHSN2682011000031C, dated April 27, 2011, by and among SeraCare Life Sciences, Inc., and National Institutes of Health – National Heart, Lung and Blood Institute.

99.1	Press release, dated May 2, 2011.